                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement") is made this 12th day of September, 1997, by and between THE HEATERMEALS COMPANY, a Colorado corporation ("HeaterMeals" or the "Company"), and UNITED SHIELDS CORPORATION, a Colorado corporation ("USC").

         WHEREAS, USC desires to acquire all of the issued and outstanding common shares of HeaterMeals pursuant to the terms of this Agreement (the "Exchange"); and

         WHEREAS, the Board of Directors of HeaterMeals has determined that it would be in the best interests of HeaterMeals and its shareholders for the Exchange to be accomplished.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, HEATERMEALS AND USC AGREE AS FOLLOWS:

                                    ARTICLE 1
                                    ---------

                                  THE EXCHANGE
                                  ------------

         1.1 SHAREHOLDER APPROVAL. This Agreement shall be submitted to the shareholders of HeaterMeals for their approval and adoption at a meeting thereof, duly held in accordance with the Colorado Business Corporation Act on or before the date provided for in Section 4.3 hereof. Upon such approval and adoption, the officers of HeaterMeals and USC, subject to the satisfaction of the terms and conditions contained in and subject to the further provisions of this Agreement, shall take all steps necessary in order to make the Exchange effective as provided for in this Agreement.

         1.2 CONDITIONS. The Exchange shall become effective when all of the following actions shall have been taken:

                         (a) This Agreement shall be approved and adopted on
                  behalf of HeaterMeals and USC in accordance with the Colorado Business Corporation Act;

                         (b) The conditions and obligations of HeaterMeals and
                  USC hereunder shall have been satisfied or waived as provided herein; and

                         (c) In accordance with the provisions of the Colorado
                  Business Corporation Act, a Certificate of Share Exchange containing the statements required by, and executed in accordance with, said law, shall be filed with the office of the Secretary of State of Colorado (the time and date of such filing are herein referred to as the "Effective Time of the Exchange").


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



         1.3 FILING OF CERTIFICATE OF SHARE EXCHANGE. The Exchange shall be effected by filing a Certificate of Share Exchange with respect to the Exchange with the Secretary of State of the State of Colorado. Such filing shall be made at such time as is determined by the Board of Directors of USC, after the approval of this Agreement by the shareholders of HeaterMeals at the meeting of such shareholders referred to in Sections 1.1 and 4.3 hereof. If the Effective Time of the Exchange does not occur on or before October 15, 1997 (or such later date as is agreed to in writing by the Company and USC, but no later than November 15, 1997), this Agreement shall terminate and be of no further effect.

         1.4 EXCHANGE OF SHARES FOR EXCHANGE PRICE. At the Effective Time of the Exchange, each outstanding HeaterMeals common share, par value $.01 (in the singular, a "Share," and, in the plural, "Shares"), shall be, by operation of law, deemed exchanged with USC for its pro rata share of $2,000,000 cash (the "Exchange Price"); provided that any HeaterMeals Shares as to which appraisal rights have been duly perfected in accordance with the laws of the State of Colorado shall be deemed exchanged for the rights of appraisal and payment as are provided by such law. In computing a Share's pro rata share of the Exchange Price, the Exchange Price shall be divided by the number of Shares outstanding at the Effective Time of the Exchange, regardless of whether or not appraisal rights are later perfected for any such Shares.

         1.5 ISSUANCE OF NEW STOCK CERTIFICATE. Immediately after the Effective Time of the Exchange, HeaterMeals shall issue a stock certificate to USC for the number of Shares so exchanged at the Effective Time of the Exchange.

         1.6 OLD HEATERMEALS STOCK CERTIFICATES. After the Effective Time of the Exchange, each outstanding certificate which immediately prior to the Effective Time of the Exchange represented HeaterMeals Shares shall thereupon represent the right to receive the pro rata portion of the Exchange Price to which the Shares represented by such certificate are entitled. As soon as possible after the Effective time of the Exchange, USC shall send a notice and transmittal form to each record owner of Shares immediately prior to the Effective Time of the Exchange advising each record owner of the date and applicable terms of the Exchange, the pro rata share of the Exchange Price to which each Share is entitled as a result of the Exchange, the procedure for surrendering to the Exchange Agent (as defined in Section 5.4 hereof) or to USC their HeaterMeals stock certificates in order to receive the pro rata share of the Exchange Price to which the Shares represented thereby are entitled, and any and all information required by Article 113 of the Colorado Business Corporation Act relating to appraisal rights. Until so surrendered, each such outstanding HeaterMeals stock certificate shall be deemed for all corporate purposes to evidence the ownership either (i) of the right to receive the pro rata share of the Exchange Price to which the shares represented by such HeaterMeals stock certificate became entitled at the Effective Time or (ii) the rights of appraisal and payment as are provided by Article 113 of the Colorado Business Corporation Act. HeaterMeals may deem and treat the registered holder of any such outstanding HeaterMeals' stock certificates as the absolute owner thereof, unless and until surrendered in accordance with the instructions issued pursuant to this Section 1.6.


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                                    ARTICLE 2
                                    ---------

                  REPRESENTATIONS AND WARRANTIES OF HEATERMEALS
                  ---------------------------------------------

         Except as set forth in the Disclosure Schedule, dated the date of this Agreement and delivered by HeaterMeals to USC prior to the execution of this Agreement, HeaterMeals hereby represents and warrants to USC that:

         2.1 ORGANIZATION. HeaterMeals is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

         2.2 CAPITALIZATION. The authorized capital stock of HeaterMeals consists of 10,000,000 common shares, par value $.01 per share, and 2,000,000 preferred shares, par value $.10 per share, of which 1,943,420 common shares and no preferred shares are currently issued and outstanding. All of the issued and outstanding shares of HeaterMeals are duly authorized, validly issued, fully paid, and nonassessable. Other than disclosed on the Disclosure Schedule, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating HeaterMeals to issue or transfer from treasury any additional shares of its capital stock of any class.

         2.3 SUBSIDIARIES. HeaterMeals owns the subsidiaries listed on the Disclosure Schedule and no others.

         2.4 DIRECTORS AND OFFICERS. The Disclosure Schedule contains the names and titles of all directors and officers of HeaterMeals as of the date of this Agreement.

         2.5 FINANCIAL STATEMENTS. HeaterMeals has delivered to USC its audited consolidated balance sheets and related statements of income as of December 31, 1996 and December 31, 1995, and its unaudited consolidated balance sheets and related statements of income as of July 31, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of the Company as of the dates and for the periods to which they relate.

         2.6 ABSENCE OF CHANGES. Except as set forth in the Disclosure Schedule, since July 31, 1997, to the best of HeaterMeals' knowledge, HeaterMeals has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Disclosure Schedule, neither HeaterMeals nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or

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to become due, that are not reflected in the financial statements presented to
USC or have otherwise been disclosed to USC or are in public records.

         2.8 TAX RETURNS. Within the times and in the manner prescribed by law, HeaterMeals has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

         2.9 INTELLECTUAL PROPERTY. The Disclosure Schedule sets forth a complete and accurate list of all of HeaterMeals' (i) registered trademarks and service marks, and trademark and service mark applications, including county of filing, filing number, date of issue and expiration date used in the business of HeaterMeals; (ii) all registered copyrights; and (iii) patents and patent rights. Except as set forth in the Disclosure Schedule, to HeaterMeals' knowledge, no third party has asserted, or threatened to assert against HeaterMeals or any of its officers or directors any conflicting right to any such intellectual property and HeaterMeals has no knowledge of facts that HeaterMeals believes could reasonably be expected to give rise to such a claim.

         2.10 COMPLIANCE WITH LAWS. To the best of HeaterMeals' knowledge, HeaterMeals has complied with, and is not in violation of, applicable federal, state or local statutes, laws, regulations or ordinances affecting its properties or the operation of its business, except for matters which would not have a material affect on HeaterMeals or its properties.

         2.11 LITIGATION. HeaterMeals is not a party to any litigation, arbitration or other dispute or proceeding, or is any governmental investigation pending or, to its best knowledge, threatened against HeaterMeals which would affect HeaterMeals or its business, assets or financial condition, except for matters which would not have a material affect on HeaterMeals or its properties. HeaterMeals is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. HeaterMeals is not engaged in any lawsuit to recover any material amount of monies due to it.

         2.12 AUTHORITY. Subject to receipt of the approval of HeaterMeals shareholders, HeaterMeals has full corporate power and authority to enter into this Agreement. The Board of Directors of HeaterMeals has approved the Agreement and the transactions contemplated thereby; and, upon receipt of the requisite approval thereof by the shareholders of HeaterMeals as contemplated by Section
5.2 hereof, (i) all corporate action by HeaterMeals for the execution, delivery and performance of this Agreement by HeaterMeals will have been duly taken and
(ii) this Agreement will be a valid and binding agreement of HeaterMeals, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditor's rights generally.

         2.13 ABILITY TO CARRY OUT OBLIGATIONS. Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement, the performance by HeaterMeals of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of HeaterMeals' knowledge: (a) violate any provision of HeaterMeals' articles of incorporation or bylaws; (b) violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of HeaterMeals, or require the payment of any prepayment or other

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penalties; (c) require notice to, or the consent of, any party to any agreement, commitment, lease or license; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of HeaterMeals; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         2.14 FULL DISCLOSURE. HeaterMeals' representations and warranties made herein, and in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement, are true and materially complete.

         2.15 GOOD TITLE. HeaterMeals has good and marketable title to its assets, tangible and intangible, free of material liens or encumbrances other than as disclosed on the Disclosure Schedule or in public records.

         2.16 MATERIAL CONTRACTS AND OBLIGATIONS. Set forth on the Disclosure
Schedule is a list of all agreements, contracts, indebtedness, known liabilities and other known obligations to which HeaterMeals is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $50,000, or which involve transactions or proposed transactions between the Company and its officers and directors. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been or will be made available for inspection by USC and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

         2.17 GOVERNMENTAL/REGULATORY CONSENTS AND APPROVALS. Except for the execution and filing of a Certificate of Share Exchange with the Colorado Secretary of State, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by HeaterMeals in connection with (a) the execution and delivery; (b) the performance of obligations; or (c) the consummations of the transactions contemplated by and under this Agreement.

                                    ARTICLE 3
                                    ---------

                      REPRESENTATIONS AND WARRANTIES OF USC
                      -------------------------------------

         USC hereby represents and warrants to HeaterMeals that:

         3.1 ORGANIZATION. USC is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, having all necessary corporate powers to own properties and to carry on business.

         3.2. AUTHORITY. USC has full corporate power and authority to enter into this Agreement. The Board of Directors of USC has taken all action required to authorize the execution and delivery of this Agreement by or on its behalf and no other proceedings are necessary to authorize the execution and deliver this Agreement. This Agreement, when executed and delivered by USC, will be a valid and binding agreement of USC, enforceable against it in accordance with its terms, except

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as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' material value.

         3.3. ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by USC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of USC's knowledge: (a) violate any provision of USC's articles of incorporation or bylaws; (b) violate, or be in conflict with or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of USC, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of USC; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         3.4. FULL DISCLOSURE. USC's representations and warranties made herein, or in any exhibit, certificate or memorandum furnished or to be furnished by USC, or on its behalf, are true and materially complete.

         3.5. CONSENTS AND APPROVALS. Except for the execution and filing of a Certificate of Share Exchange with the Colorado Secretary of State, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by USC in connection with: (a) the execution and delivery of its obligations; (b) the performance; or (c) the consummation by USC of the transactions contemplated by and under this Agreement.

                                    ARTICLE 4
                                    ---------

                                    COVENANTS
                                    ---------

         4.1. INVESTIGATIVE RIGHTS. From the date of this Agreement until the Effective Time of the Exchange, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided such documents. Each of the parties hereto, its directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to the other party, in any such case without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of, or use of, such information to or by unauthorized third parties.


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         4.2. CONDUCT OF BUSINESS. Prior to the Effective Time of the Exchange,
HeaterMeals and USC shall each conduct its business only in the normal course, and shall not sell, pledge, assign or distribute any assets, except in the regular course of business; provided, however, that each party may perform such actions and execute and deliver such documents as are intended to facilitate the consummation of the transactions contemplated by this Agreement.

         4.3 SHAREHOLDERS' MEETING. HeaterMeals agrees to call a meeting of its shareholders to be held on or before October 1, 1997, or such other date as shall be mutually agreed upon in writing by the parties hereto for the purpose of submitting to its shareholders for their approval of this Agreement and the transactions contemplated hereby.

         4.4 USC'S NEGOTIATIONS WITH LENDER. USC shall have the right to negotiate directly with Bank One, NA to obtain Bank One, NA's waiver which is a condition precedent under Sections 5.3 and 6.3 hereof. HeaterMeals shall authorize Bank One, NA, to negotiate directly with USC concerning said waiver.

                                    ARTICLE 5
                                    ---------

                CONDITIONS PRECEDENT TO HEATERMEALS' PERFORMANCE.
                -------------------------------------------------

         The obligations of HeaterMeals hereunder shall be subject to the satisfaction, at or before the Effective Time of the Exchange, of all the conditions set forth in this Article 5. HeaterMeals may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by HeaterMeals of any other condition of or any of HeaterMeals' other rights or remedies, at law or in equity, if USC shall be in default of any of its representations, warranties, or covenants under this Agreement.

         5.1. ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by USC in this Agreement or in any written statement that shall be delivered to HeaterMeals by USC under this Agreement shall be true and accurate on and as of the Effective Time of the Exchange as though made at that time.

         5.2 SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated thereby shall have been approved by the shareholders of HeaterMeals as required by law and any applicable provisions of HeaterMeals' Certificate of Incorporation or bylaws.

         5.3. LENDER APPROVAL AND FORBEARANCE. This Agreement shall have been reviewed by Bank One, NA; and Bank One, NA shall have agreed to waive any breach under its agreements and loan documents with HeaterMeals caused by the consummation of the Exchange and its rights to accelerate payment on any of its loans to HeaterMeals occasioned by said Exchange.

         5.4. ESCROW OF EXCHANGE PRICE. USC shall have placed $2,000,000 in cash with Wood & Lamping, LLP (the "Exchange Agent") under an Escrow and Exchange Agreement mutually satisfactory to the parties hereto for the payment of the proper amount of the Exchange Price to each shareholder of HeaterMeals who surrenders his or her HeaterMeals stock certificate to the Exchange Agent with duly endorsed stock powers to USC with signature guarantees by December 31, 1997.

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         5.5 PERFORMANCE. USC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Effective Time of the Exchange.

         5.6. ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or its consummation, shall have been instituted or threatened against HeaterMeals or USC on or before the Effective Time of the Exchange.

         5.7 OFFICER'S CERTIFICATE. USC shall have delivered to HeaterMeals a certificate, dated the day of the Effective Time of the Exchange, and signed by the Chief Executive Officer of USC, certifying that each of the conditions specified in Sections 5.1 and 5.3 through 5.6 hereof has been fulfilled.

                                    ARTICLE 6
                                    ---------

                    CONDITIONS PRECEDENT TO USC'S PERFORMANCE
                    -----------------------------------------

         USC's obligations hereunder shall be subject to the satisfaction, at or before the Effective Time of the Exchange, of all the conditions set forth in this Article 6. USC may waive any or all of these conditions, in whole or in part, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by USC of any other condition of or any of USC's rights or remedies, at law or in equity, if HeaterMeals shall be in default of any of its representations, warranties, or covenants under this Agreement.

         6.1. ACCURACY OF REPRESENTATIONS/RIGHT TO TERMINATE. Except as otherwise permitted by this Agreement, all representations and warranties by HeaterMeals in this Agreement or in any written statement that shall be delivered by HeaterMeals to USC under this Agreement shall be true and accurate on and as of the Effective Time of the Exchange as though made at that time. The parties agree that, in USC's sole discretion, USC may terminate this Agreement at any time prior to the Effective Time of the Exchange if USC determines for any reason it is not in its best interest to consummate the transaction contemplated hereby, subject to HeaterMeals' rights to reimbursement of expenses under Section 7.9 hereof.

         6.2 SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the holders of two-thirds of the outstanding Shares and as required by law and any applicable provisions of HeaterMeals' Certificate of Incorporation or bylaws.

         6.3 LENDER APPROVAL AND FORBEARANCE. This Agreement shall have been reviewed by Bank One, NA; and Bank One, NA shall have agreed to waive any breach under its agreements and loan documents with HeaterMeals caused by the consummation of the Exchange and its rights to accelerate payment on any of its loans to HeaterMeals occasioned by said Exchange.

         6.4 OPTIONS AND WARRANTS. Immediately prior to the Effective Time of the Exchange, there shall be no outstanding options or warrants to acquire shares of HeaterMeals' capital stock or to acquire securities convertible into shares of HeaterMeals' capital stock which have not been

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



surrendered to HeaterMeals for cancellation; provided, however, that such surrenders may be conditioned upon the Exchange being effected by November 16, 1997.

         6.5 PERFORMANCE. HeaterMeals shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Effective Time of the Exchange.

         6.6 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or its consummation, shall have been instituted or threatened against HeaterMeals or USC on or before the Effective Time of the Exchange.

         6.7 OFFICER'S CERTIFICATE. HeaterMeals shall have delivered to USC a certificate, dated the day of the Effective Time of the Exchange, and signed by a Vice President of HeaterMeals certifying that each of the conditions specified in Sections 6.1 through 6.7 hereof have been fulfilled.

                                    ARTICLE 7
                                    ---------

                                  MISCELLANEOUS
                                  -------------

         7.1. CAPTIONS AND HEADINGS. The Article and paragraph sections throughout this Agreement are for convenience and reference only, and shall in no way define, limit, or add to the meaning of any provision of this Agreement.

         7.2. NO ORAL CHANGE. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         7.3. NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         7.4. ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

         7.5. CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Ohio, except to the extent that Ohio's conflict of laws provisions would apply the laws of another jurisdiction.


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



         7.6. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party upon whom notice is being given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         The HeaterMeals Company:           with a copy to:
         ------------------------           ---------------

         The HeaterMeals Company            James B. Harrison, Esq.
         311 Northland Boulevard            Wood & Lamping
         Cincinnati, Ohio 45246             2500 Cincinnati Commerce Center
                                            600 Vine Street
                                            Cincinnati, Ohio  45202

         USC:                               with a copy to
         ----                               --------------

         United Shields Corporation         Anthony G. Covatta, Esq.
         Grand Baldwin Building             Drew & Ward Co., LPA
         655 Eden Park Drive                One West Fourth Street, Suite 2400
         Suite 260                          Cincinnati, Ohio 45202
         Cincinnati, Ohio 45202

         7.7 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         7.8 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents, including statutory merger documents required by governing jurisdictions, and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         7.9. EXPENSES. Except for the $30,000.00 which USC has paid to Wood & Lamping, LLP, attorneys for HeaterMeals, as a retainer (the "Retainer") for the payment of HeaterMeals' legal, consulting, and audit fees and related expenses incurred in connection with the transactions contemplated by this Agreement (which fees and expenses, individually and in the aggregate, are hereinafter referred to as "Costs"), HeaterMeals and USC will each pay its own legal, accounting and any other out of pocket expenses reasonably incurred in connection with the transactions contemplated by this Agreement including, but not limited to, those incurred in connection with (i) the negotiation of this Agreement and the Letter of Intent dated July 22, 1997 between the parties, (ii) the due diligence examination performed by each party on the other party and its principals, and (iii) the calling and holding a meeting of HeaterMeals shareholders. However, if USC decides not to consummate the Exchange for any reason other than failure to obtain the necessary approval of this Agreement and the transactions contemplated hereby by the shareholders of HeaterMeals, then USC agrees to pay the HeaterMeals Costs after the Retainer has been exhausted up to $30,000 over the Retainer.

         7.10 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Schedules and Exhibits provided for hereinabove, including any items referenced therein

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


or required to be attached thereto. Any material changes to the Schedules or Exhibits shall be immediately disclosed to the other party.

         AGREED TO AND ACCEPTED as of the date first above written.

THE HEATERMEALS COMPANY                       UNITED SHIELDS CORPORATION



By: /s/ David K. Holwadel                     By: /s/ T.J. Tully
    ---------------------------                   ------------------------------
      David K. Holwadel                           T.J. Tully
      Senior Vice President                       Chief Executive Officer







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